EXHIBIT 77Q3 TO FORM N-SAR

                 Registrant Name: Phoenix Multi-Portfolio Fund
                             File Number: 811-5436
                       Registrant CIK Number: 0000826737

Sub-Item 77Q3

Exhibit 77Q3-2

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2,73B, 73C, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are asfollows:

72DD1/72DD2-
Series 3 - Class A $1,090, Class B $32, Class C $9.
Series 6 - Class A  $10,315, Class B $310, Class C $359..
Series 7 - Class A $1,533, Class B $640, Class C $85.

73A1/73A2-
Series 3 - Class A $0.1690, Class B $0.0530 and Class C
$0.0530
Series 6 - Class A $0.3650, Class B $0.1470, Class C
$0.1470.			                 Series 7 - Class A
$0.4890, Class B $0.4290 Class C $0.4290.

74U1/74U2-
Series 3 - Class A 6,092,  Class B 521, Class C 188.
Series 6 - Class A 33,765, Class B 1,887, Class C 2,959.
Series 7 - Class A 3,446, Class B 1,052, Class C 150.

74V1/74V2-
Series 3 - Class A $13.76, Class B $12.63, Class C $12.59.
Series 6 - Class A $38.18, Class B $37.74, Class C $38.11.
Series 7 - Class A $8.85, Class B $8.63, Class C $8.68.